Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-262086 and No. 333-238700) of Bit Origin Ltd of our report dated August 25, 2022 and its subsidiaries which appears in this Form 20-F.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as experts in matters of accounting and auditing.

San Mateo, California	WWC, P.C.
August 25, 2022	Certified Public Accountants
PCAOB ID: 1171